United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2009, Harry E. Carmitchel informed the Registrant that he would be retiring from his position as Chief Operating Officer effective on July 15, 2009. Mr. Carmitchel’s decision to retire was influenced by the acceleration of the transfer of the Osteocel product line to NuVasive, Inc. and the related curtailment of manufacturing operations at the Registrant’s Columbia, Maryland facilities. Mr. Carmitchel’s non-manufacturing responsibilities will be assumed by other existing employees, and the position of Chief Operating Officer will not presently be filled.

Mr. Carmitchel has indicated a willingness to remain reasonably available to the Registrant to assist in the smooth transition of his duties on a consulting basis, although no formal agreement has been entered into.  Mr. Carmitchel and the Registrant are parties to an Employment Agreement dated September 1, 2004, certain terms of which will survive the termination of Mr. Camitchel’s employment.  The Registrant will not, however, incur any severance or similar obligations in connection with the retirement of Mr. Carmitchel, although the Registrant may continue to be responsible for COBRA and any similar obligations mandated by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: July 7, 2009	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Vice President of Finance

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